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                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated effective as of July 11, 2001 ("Effective Date"), between KMG CHEMICALS, INC., a Texas corporation (the "Company"), with an office at 10611 Harwin, Suite 402, Houston, Texas 77036 and THOMAS H. MITCHELL ("Executive"), with an address at 520 Three Corners, Houston, Texas 77024.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Executive has been an employee of Company and Company wishes to continue to employ the Executive to perform executive duties for the Company and its subsidiaries, and the Executive wishes to accept such employment, all on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual obligations herein set forth, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby continues the employment of the Executive under this Agreement as of the Effective Date to serve as Executive Vice President and Chief Operating Officer of the Company's subsidiary, KMG-Bernuth, Inc., and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

         2. TERM OF EMPLOYMENT. The term of employment under this Agreement shall be for the period commencing on the Effective Date and ending July 31, 2004, subject to earlier termination as provided herein. The term of employment under this Agreement shall be automatically extended for an additional one (1) year period at the end of the initial term of employment and at the end of any renewal term of employment unless the Company gives notice at least sixty (60) days prior to the end of the employment period that the Executive's employment under this Agreement shall not be so extended; provided, however, that such automatic extensions of the term of employment shall not extend beyond the Executive attaining age 65.

         3. DUTIES.

            (a) The Executive shall continue to perform such duties of an executive nature for the Company and its subsid-iaries as he shall have performed heretofore or such other duties as may be assigned to him from time to time by the President of the Company and that are customarily performed by an executive holding positions similar to that of the Executive. The Executive shall serve the Company and its subsidiaries faithfully and to the best of his ability and shall devote his full business time and attention to the affairs of the Company and its subsidiaries, subject to reasonable absences for vacation and illness in accordance with then current Company policy.

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The Executive shall be subject at all times to the direction and control of the
President. The Executive shall give the President periodic reports on and keep him informed on a current basis concerning the business affairs of the Company and its subsidiaries.

            (b) The headquarters for the performance of the Executive's duties during the term of this Agreement shall be the principal executive offices of the Company in Houston, Texas, subject to such reasonable travel as the performance of the Executive's duties in the business of the Company or its subsidiaries may require.

            (c) During the term of this Agreement the Executive shall, if elected, serve as a member of the Board of Directors and/or Executive Committee of the Company or its subsidiaries and such other committees to which the Executive may be appointed.

         4. COMPENSATION.

            (a) As compensation for all of the duties to be performed by the Executive hereunder, the Company shall pay the Executive:

                (i) A base salary, payable in accordance with the Company's normal payroll practices, at a rate per annum equal to $135,000 ("Base Salary"), or such greater amount as shall be approved by the Company in its sole discretion from time to time;

                (ii) for the fiscal year ending July 31, 2001, incentive compensation under the Company's current incentive program for the Executive, and for periods beginning after July 31, 2001, incentive compensation pursuant to an incentive compensation plan for Company executives ("Executive Incentive Plan") as such plan shall be in effect from time to time;

                (iii) (A) on the Effective Date an option to purchase 100,000 shares of the common stock of the Company and (B) on or before September 1 of each calendar year beginning after January 1, 2001, an option to purchase not less than 10,000 shares of the common stock of the Company (collectively, the options described in paragraph 4(a)(iii)(A) and (B) are referred to as the "Stock Options"), subject to vesting and the other terms and conditions set forth in such Stock Options.

            (b) The Company shall have the unrestricted right to modify, amend, terminate or change the Executive Incentive Plan at any time during the term of this Agreement, provided, that the during the term of employment the Company shall provide the Executive with the opportunity to receive an award of incentive compensation targeted at fifty percent (50%) of Base Salary when performance goals


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established by the Company are met; provided, further, that the actual award will vary in the sole discretion of the Company above and below the targeted percentage of Base Salary as achievement of the performance goals varies above and below the goals and the maximum award payable will be seventy-five percent (75%) of Base Salary in any given fiscal year. The Executive acknowledges and agrees that the exercise price, vesting, and all other terms and conditions of the Stock Options to be granted under paragraph 4(a)(iii)(B) shall be established by the Company in its sole discretion at the time of grant.

         5. EXPENSES. The Company shall reimburse the Executive for any out-of-pocket expenses reasonably incurred by the Executive in the performance of his duties to the Company upon receipt of appropriate vouchers therefor, in accordance with the Company's current practices as such practices may be changed from time to time by the Company.

         6. BENEFITS. The Executive shall be entitled to participate in the Company's Supplemental Executive Retirement Plan, a copy of which has been provided to the Executive, and all Company group health (including family major medical plans), life insurance, pension, profit-sharing, stock purchase or stock option plan, annuity or other benefit programs that may, from time to time, be available to employees of the Company generally, subject to eligibility, vesting requirements and other terms and conditions from time to time in effect in respect of such benefit programs; provided, however, that nothing herein shall require the Company at any time to create or continue any such plan, program or arrangement[; provided, further, that no modification, amendment, suspension or termination of the Plan shall adversely affect the right of the Executive or his beneficiary to receive the benefits granted under the Supplemental Executive Retirement Plan in respect of such Executive as of the date of modification, amendment, suspension or termination unless the Executive or his beneficiary, as the case may be, agrees in writing to such modification, amendment, suspension or termination] .

         7. COPYRIGHT, PATENTS, TRADEMARKS.

            (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Executive at any time during the term hereof and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not, made or conceived by the Executive at any time during the term of his employment under this Agreement, shall be and remain the sole property of the Company without the payment to the Executive or any other person of any further consideration, and each such work shall, for United States copyright law ("Copyright


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Law") purposes, be deemed created by the Executive pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire; and the Executive agrees to assign, at the Company's expense, and the Executive does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this paragraph 7, "works" shall include all materials created during the term hereof, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of copyright under the Copyright Law of the United States. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States Copyright Law and the Universal Copyright Convention and any other Convention or treaty to which the United States is or may become a party.

            (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Executive shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred by the Executive in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this subparagraph 7(b). All registration and filing fees and similar expense shall be paid by the Company.

         8. CONFIDENTIAL INFORMATION; NON-COMPETITION.

            (a) Company and its affiliates shall disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or confidential information of Company or its affiliates; and/or shall entrust Executive with business opportunities of Company or its affiliates; and/or shall place Executive in a position to develop business good will on behalf of Company or its affiliates. Executive recognizes and acknowledges that Executive will have access to certain information of Company and its affiliates and that such information is confidential and constitutes


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valuable, special and unique property of Company or its affiliates . Executive shall not at any time, either during or subsequent to the term of employment with Company, disclose to others, use, copy or permit to be copied, except in pursuance of Executive's duties for and on behalf of Company and its affiliates, successors, assigns or nominees, any Confidential Information of Company or its affiliates (regardless of whether developed by Executive) without the prior written consent of Company. The Executive may make disclosure of Confidential Information if, and solely to the extent that, the Executive is advised in writing by legal counsel prior to disclosure that such disclosure is required by law or court order and a copy of such advice is provided to the Company. The term "Confidential Information" means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, corporate opportunities, research, financial data, evaluations, prospects, and applications of products and services, results of investigations or studies owned or used by Company or its affiliates, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by Company or its affiliates, before or during the term of employment with Company, that are not generally available to the public. Executive shall maintain in confidence any Confidential Information of third parties received as a result of Executive's employment with Company in accordance with Company's obligations to such third parties and the policies established by Company. Executive acknowledges that all books, records, documents, manuals, computer data, notes, files, customer lists, marketing studies and any other similar or dissimilar information or data, whether or not containing Confidential Information, that are used by the Executive or other employees or affiliates of the Company during Executive's term of employment are the exclusive property of the Company or its affiliates and shall be delivered by Executive to Company on termination of Executive's term of employment for whatever reason, or at any earlier time requested by Company.

            (b) As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the Confidential Information of Company and its affiliates that has been and will in the future be disclosed or entrusted to Executive, the business goodwill of Company and its affiliates that has been and will in the future been developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by Company and its affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Executive agree to the non-competition obligations hereunder. During the term of employment under this Agreement and for a period of one year thereafter, the Executive shall not, without the Company's prior written consent, directly or indirectly engage or be interested in any business which is then competitive to the business of the Company or the business of any of its subsidiaries in the United States


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or Canada. For the purpose of this paragraph, the Executive will be considered to have been directly or indirectly engaged or interested in a business if the Executive is engaged or interested in such business as a stockholder, director, officer, employee, agent, broker, partner, individual proprietor, lender, consultant, licensor, independent contractor or otherwise, except that nothing herein will prevent the Executive from owning or participating as a member of a group which owns less than a five percent (5%) block of equity or debt securities of any company traded on a national securities exchange or in any established over-the-counter securities market. For the purpose of this paragraph, the term "any business then competitive" to the business of the Company or its subsidiaries shall be deemed to include, without limitation, any business which manufactures, sells or distributes chemicals manufactured, sold or distributed by the Company or any of its affiliates for which, during the one year immediately preceding the termination of the Executive's term of employment under this Agreement, the Executive provided substantial executive services.

            (c) In the event the Executive shall breach any provisions of this paragraph 8 (which provisions the Executive hereby acknowledges are reasonable and equitable), the Company shall be entitled to terminate any payments then owing to the Executive under this Agreement and/or to seek specific performance and injunctive relief for such breach or threatened breach. This termination of payments shall be in addition to and not in substitution for any and all other rights of the Company at law or in equity against the Executive arising out of any such breach. The Executive acknowledges that his breach or attempted or threatened breach of any provisions of this paragraph 8 would cause irreparable injury to the Company not compensable in money damages and that the Company shall be entitled, in addition to all other applicable remedies, to obtain a temporary and a permanent injunction and a decree for specific performance of paragraph 8 without being required to prove damages or furnish any bond or other security.

            (d) Executive understands that the restrictions set forth in this paragraph 8 may limit Executive's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. It is expressly understood and agreed that Company and Executive consider the restrictions contained in this paragraph 8 to be reasonable and necessary to protect the Confidential Information of Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.


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         9. TERMINATION. The Executive's employment under this Agreement shall terminate as provided in paragraph 2 and under the following circumstances:

            (a) DEATH OR DISABILITY. The Executive's employment shall terminate upon the death or Disability of Executive. For purposes of this Agreement, "Disability" shall be the inability to perform executive-level services, combined with eligibility to receive disability benefits under the standards used by the Company's long-term disability benefit plan. In the event Executive is a "Qualified Individual with a Disability," as such term is defined in the Americans with Disabilities Act, the Company shall not terminate Executive's employment hereunder if Executive is able to perform the essential functions of Executive's job with reasonable accommodation from the Company.

            (b) WITH "CAUSE". For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon the occurrence of any of the following: (i) embezzlement, theft or other misappropriation of any property of the Company or any of its subsidiaries by Executive, (ii) gross negligence or willful misconduct by Executive resulting in substantial loss to the Company or any of its subsidiaries or substantial damage to the reputation of the Company or any of its subsidiaries, (iii) any act by Executive that results in a conviction of, or a pleading nolo contendere to, a felony or other crime involving moral turpitude, fraud or misrepresentation, (iv) willful and continued failure or neglect by Executive to substantially perform his assigned duties for the Company or any of its subsidiaries, (v) gross breach of Executive's fiduciary obligations to the Company or any of its subsidiaries,
(vi) any chemical dependence which materially affects the performance of Executive's duties and responsibilities to the Company or any of its subsidiaries; provided, that in the case of the misconduct set forth in clauses
(iv) and (vi) above, such misconduct shall continue for a period of five (5) days following written notice thereof by the Company to Executive.

            (c) WITHOUT "CAUSE". Notwithstanding any provisions of this Agreement to the contrary, the Company may terminate Executive's employment hereunder for any reason other than those specified in the foregoing paragraphs
(a) and (b), or for no reason, at any time, effective upon delivery of sixty
(60) day's notice by the Company.

            (d) VOLUNTARY RESIGNATION. Executive may terminate his employment hereunder at any time during the Term subject only to the requirement that Executive shall provide the Company with a minimum of sixty (60) days prior written notice (a "Voluntary Resignation").


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            (e) WITH "GOOD REASON". Notwithstanding any provision of this
Agreement to the contrary, Executive may terminate his employment hereunder for Good Reason, subject to the requirement that Executive shall provide the Company with a minimum of sixty (60) days prior written notice and subject to the requirement that such notice is given within thirty (30) days (plus the applicable cure period, if any) after the occurrence of the events constituting a Good Reason. For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment hereunder upon the occurrence, without Executive's written consent, of any of the following: (i) a failure by the Company to pay to Executive any amounts due to Executive (including but not limited to Base Salary and incentive compensation payable under the Company's Executive Incentive Compensation Plan), which failure is not cured within thirty
(30) days following receipt by the Company of written notice from Executive of such failure; (ii) demotion of Executive from his position as Executive Vice President and Chief Operating Officer of KMG-Bernuth, Inc. or a change in his management reporting relationship such that he no longer reports to the Chief Executive Officer of the Company; (iii) a relocation of the headquarters for the performance of the Executive's duties during the term of this Agreement more than fifty miles outside the limits of Houston, Texas, or (iv) any other material breach by the Company of this Agreement that remains uncured for thirty
(30) days after written notice thereof by Executive to the Company.

         10. COMPENSATION UPON TERMINATION. Executive shall be entitled to the following compensation from Company, in lieu of all compensation or other sums or benefits owed or payable to Executive under paragraph 4 of this Agreement, upon the termination of Executive's employment during the term of this Agreement. Except as may be specifically provided to the contrary in subparagraphs (a) and (f) of this paragraph 10, Executive shall also be entitled to the compensation or benefits payable to Executive, if any, on termination of Executive's employment under the terms and conditions of the Supplemental Executive Retirement Plan or other benefit plan.

            (a) DEATH OR DISABILITY. In the event of the death or Disability of Executive during the term of this Agreement, except for amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to Executive or his estate for the periods after the date Executive's employment with the Company terminates on account of death or Disability. On the termination of Executive's employment by reason of death, Company shall pay Executive's legal representative $500,000 on or before sixty (60) days after the Executive's death, and such payment shall be in lieu of and relieve Company from any obligation to pay the benefit, if any, payable under the Supplemental Executive Retirement Plan on termination of employment by death.


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            (b) WITH CAUSE. In the event that Executive's employment is terminated by the Company for Cause, except for the amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to Executive for the periods before or after the date Executive's employment with the Company terminates for Cause.

            (c) WITHOUT CAUSE OR ON A FAILURE TO EXTEND. In the event that Executive's employment is terminated by the Company without Cause at any time during the term of this Agreement or if the Executive's employment is terminated because the Company elects not to extend the Executive's term of employment at the end of the initial term or any renewal term, Executive shall be entitled to receive (A) if the termination was not within one year after a Change of Control, (i) the amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, (ii) an amount equal to three times the Base Salary then in effect in a lump sum 45 days after the date of termination, and (iii) the Stock Options that are vested as of the date of termination may be exercised within two years of such termination as provided therein; or (B) if the termination was within one year after a Change of Control, (i) the amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, (ii) an amount equal to three times the Base Salary then in effect in a lump sum 45 days after the date of termination, and (iii) the Stock Options shall be deemed fully vested as of the date of termination and may be exercised within two years of such termination as provided therein.

            (d) VOLUNTARY RESIGNATION.

            (i) Without Good Reason. In the event that Executive's employment is terminated by Executive as a Voluntary Resignation pursuant to paragraph 9(d), except for amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to Executive for the periods after the date Executive's employment with the Company terminates on account of Voluntary Resignation.

           (ii) With Good Reason. Notwithstanding any provision of this Agreement to the contrary, if Executive's employment with the Company terminates on account of Voluntary Resignation for Good Reason, Executive shall be entitled to receive (1) if the termination was not within one year after a Change of Control, (a) the amounts of Base Salary and accrued vacation time earned by

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                 Executive as of the date of termination but not yet paid by the Company, (b) an amount equal to three times the Base Salary then in effect in a lump sum 45 days after the date of termination, and (c) the Stock Options that are vested as of the date of termination may be exercised within two years of such termination as provided therein; or (2) if the termination was within one year after a Change of Control,
                 (a) the amounts of Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, (b) an amount equal to three times the Base Salary then in effect in a lump sum 45 days after the date of termination, and (c) the Stock Options shall be deemed fully vested as of the date of termination and may be exercised within two years of such termination as provided therein.

            (e) CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall be deemed to exist upon the occurrence of any of the following:

            (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (iii) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

           (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, not already the beneficial owner of less than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, acquires more than

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                 fifty percent (50%) of the combined voting power of the
                 Company's then outstanding securities shall not constitute a Change in Control of the Company; and provided, further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary or another entity) and in which the Board of the Company after giving effect to the merger or consolidation is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board of the Company by the Company (or its Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control of the Company; or

           (iii) the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company's assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a dividend in kind or spin-off type transactions, directly or indirectly, of such assets to the stockholders of the Company.

            (f) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN BENEFIT. In the event that Executive's employment is terminated either by the Company without Cause at any time during the term of this Agreement, or by the Company giving notice that the term of employment under the Agreement shall not extend at the end of the initial term or any renewal term, or by the Executive's Voluntary Resignation For Good Reason, (A) if the termination was not within one year after a Change of Control the termination shall be deemed under the Supplemental Executive Retirement Plan as an early retirement and Executive shall be paid the benefit provided in the Supplemental Executive Retirement Plan on early retirement on the terms and conditions thereof except in calculating any early retirement Supplemental Pension Benefit the requirement of having reached his 60th birthday shall be waived, or (B) if the termination was within one year after a Change of Control, the termination shall be deemed under the Supplemental Executive Retirement Plan as a retirement at the Normal Retirement Date and the Equivalent Actuarial Value of the benefit provided in the Supplemental Executive Retirement Plan, calculated at such termination as if the Executive had reached Normal Retirement Date with 20 years of Credited Service, shall be paid in a single sum 45 days after the date of termination. Any such payments shall be in lieu of and relieve Company from any obligation to pay the benefit, if any,


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otherwise payable under the Supplemental Executive Retirement Plan on termination of employment.

            (g) CERTAIN DEFINITIONS. For purposes of this Agreement, the term "Equivalent Actuarial Value", "Supplemental Pension Benefit", "Credited Service" and "Normal Retirement Date" shall have the meaning set forth in the Supplemental Executive Retirement Plan.

            (h) MUTUAL RELEASE. Payment of the amounts payable on the termination of the employment of the Executive under this paragraph 10, other than Base Salary and accrued vacation time earned by Executive as of the date of termination but not yet paid by the Company, shall be conditioned upon the execution by the Executive and the Company of a valid mutual release, pursuant to which the Executive and the Company shall each mutually release each other, to the maximum extent permitted by law, from any and all claims either party may have against the other as of the date of termination that relate to or arise out of the employment or termination of employment of the Executive, except such claims arising under this Agreement, any employee benefit plan, or any other written plan or agreement (a "Mutual Release").

         11. ARBITRATION. The parties will attempt to promptly resolve any dispute or controversy arising out of or relating to this Agreement or termination of the Executive by the Company. Any negotiations pursuant to this paragraph 11 are confidential and will be treated as compromise and settlement negotiations for all purposes. If the parties are unable to reach a settlement amicably, the dispute will be submitted to binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitrator will be instructed and empowered to take reasonable steps to expedite the arbitration and the arbitrator's judgment will be final and binding upon the parties subject solely to challenge on the grounds of fraud or gross misconduct. The parties agree that the arbitrator shall not be empowered to award punitive or exemplary damages each party hereby irrevocably waives any such damages. The arbitration will be held in Harris County, Texas. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of, and proper venue in, the federal and state courts located in Harris County, Texas. Each party will bear its own costs in connection with the arbitration and the costs of the arbitrator will be borne by the party who the arbitrator determines did not prevail in the matter. Unless otherwise expressly set forth in this Agreement, the procedures specified in this paragraph 11 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement. Notwithstanding the foregoing, a party may seek a preliminary


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injunction or other provisional judicial relief if in such party's judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

         12. MISCELLANEOUS.

            (a) Any notice required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or three days after being sent by first-class registered or certified mail, return receipt requested, to the party for which intended at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: President") or to such other address as either party may hereafter specify by similar notice to the other.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas governing contracts made and to be performed in Texas.

            (c) This Agreement supersedes all prior agreements between the parties, written or oral, and cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

            (d) This Agreement, which is personal in nature, may not be assigned by either party without the prior written consent of the other party, but the Executive may, upon reasonable prior notice to the Company, assign his right to receive any payment previously due and owing provided, that, such assignment shall be subject to all claims and defenses of the Company against the Executive.

            (e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The term "personal representative" as used in this Agreement with respect to an individual shall mean such individual's guardian, committee, executor, administrator or other legal representative duly empowered to act on his behalf following his death or legal incapacity.

            (f) Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning. Exhibits attached to this Agreement shall be deemed as fully a part of this Agreement as if set forth in full herein.

            (g) The Company may setoff any amounts owed by it or its subsidiaries to the Executive (or to the personal representative of the Executive's estate), including but not limited to amounts owed hereunder, against amounts owed


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by the Executive or his estate to the Company or any of its subsidiaries under a promissory note or for any loans or advances made by the Company or its subsidiaries to the Executive, including but not limited to loans or advances of compensation hereunder.

            (h) This Agreement has a term co-extensive with the term of employment provided in paragraph 2. Termination shall not affect any right or obligation of any party which is accrued or vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of paragraphs 8 and 11 shall survive the termination of the employment relationship and/or of this Agreement.

            (i) If any provision of this Agreement shall be deemed invalid or unenforceable as written it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          KMG CHEMICALS, INC.



                                          By:   /s/ David L. Hatcher
                                               ----------------------------
                                               David L. Hatcher,
                                               President

                                           /s/ Thomas H. Mitchell
                                           --------------------------------
                                           Thomas H. Mitchell




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